                                                                    Exhibit 99.1


--------------------------------------------------------------------------------
              TRACTOR SUPPLY COMPANY REPORTS FIRST QUARTER RESULTS
                ~ FIRST QUARTER EARNINGS REACH $0.09 PER SHARE ~
                       ~ SAME-STORE SALES INCREASE 12.4% ~
                      ~ COMPANY RAISES FULL YEAR GUIDANCE ~
--------------------------------------------------------------------------------
Nashville, Tennessee, April 12, 2004 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced the financial results for its first quarter ended March 27, 2004.

FIRST QUARTER RESULTS
---------------------

Net income for the quarter was $3.8 million, or $0.09 per diluted share, compared to net income of $0.1 million, or breakeven, in the comparable period of the prior year. The results of fiscal 2003 included an after tax charge of $1.9 million, or $0.05 per diluted share, related to the adoption of new accounting guidance for vendor allowances that requires retailers to recognize, as a product cost, any consideration given by a vendor to a retailer in connection with the purchase of the vendor's products or the promotion of sales of the vendor's products by the retailer.

Net sales for the quarter increased 20.7% to $330.6 million compared with $273.8 million last year. Same-store sales increased 12.4% with double-digit improvements in all geographic regions. All product categories experienced same-store sales increases led by equine, animal and pet products. This compares to the prior year's first quarter increase of 3.9%, which was driven mostly by strong sales of seasonal products due to favorable weather conditions.

Gross margin increased 50 basis points to 30.0%. This reflects generally improved product costs and favorable changes in the sales mix, partially offset by increased costs of merchandise containing steel and other commodities that are currently experiencing price increases. As a result of greater leverage from increased sales, selling, general and administrative expenses decreased 10 basis points to 26.3% of sales.

Commenting on the Company's performance, Joe Scarlett, Chairman and Chief Executive Officer stated, "Our first quarter results exceeded our expectations with sales at both new and existing stores above plan, which is particularly gratifying during a quarter which has historically been a relatively soft selling period. Our solid results demonstrate the widespread appeal of our product offering as well as the service-focused shopping experience we offer. In addition to driving the top line, we also improved gross margin while simultaneously delivering great value to our customers. Finally, during the period we carefully controlled our cost structure, made additional operating improvements and prepared for future planned growth."

As of March 27, 2004, the Company operated a total of 475 stores versus 445 as of March 29, 2003. During the quarter, the Company opened 13 new stores and prepared for opening approximately 39 locations in the balance of the year, including 15 in the second quarter. This compares to 12 new store openings in the 2003 first quarter and 19 in the balance of the year with 13 in the second quarter. The Company also relocated three stores in the quarter and plans 18 to 20 additional relocations during the balance of the year.

COMPANY OUTLOOK
---------------

During the balance of fiscal 2004, the Company expects same store sales increases to average above 5.0%, gross margins to improve, and the cost structure to remain balanced for current profits and future growth.

With respect to specific performance expectations, the Company currently anticipates second quarter net sales will range between approximately $500 million and $520 million and net income will range between approximately $28.8 million and $29.9 million. For the full year, the Company expects net sales to range between approximately $1,690 million and $1,715 million, an increase of 14.8% to 16.5% over fiscal 2003. Net income is expected to range between approximately $69.7 million and $70.8 million, before an estimated $2.0 million after tax charge for the consolidation and relocation of the Company's store support center.

Mr. Scarlett concluded, "We are very encouraged by our performance year-to-date and are excited as we move into the balance of 2004. First and foremost, we will remain focused on enhancing our position as the premiere retail destination for our customers' lifestyle needs. Additionally, we plan to further expand our reach during the year, growing at a balanced and responsible pace while leveraging the significant opportunities in new and existing markets. With a proven business model, a strong financial foundation, and compelling prospects, we are confident that the Company is well positioned to sustain solid performance and to deliver long-term value to our shareholders."

At March 27, 2004, Tractor Supply Company operated 475 stores in 30 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

Tractor Supply Company will be hosting a conference call at 9am Eastern Time on April 13, 2004 to further discuss the quarterly results. The call will be simultaneously broadcast over the Internet on the Company's homepage at www.myTSCstore.com and can be accessed under the subheading "Investor Relations."


FOOTNOTES:
----------

O ALL COMPARISONS TO PRIOR PERIODS ARE TO THE RESPECTIVE PERIOD OF THE PRIOR FISCAL YEAR UNLESS THE CONTEXT SPECIFICALLY INDICATES OTHERWISE.

O THE 2003 RESULTS OF OPERATIONS AND FINANCIAL POSITION ARE PRESENTED AS IF THE TWO-FOR-ONE STOCK SPLIT EFFECTIVE IN AUGUST 2003 HAD OCCURRED PRIOR TO THE BEGINNING OF THE RELATED PERIOD.

O AS WITH ANY BUSINESS, ALL PHASES OF THE COMPANY'S OPERATIONS ARE SUBJECT TO INFLUENCES OUTSIDE ITS CONTROL. THIS INFORMATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING ESTIMATED RESULTS OF OPERATIONS IN FUTURE PERIODS. THESE STATEMENTS INCLUDE REFERENCE TO CERTAIN FACTORS, ANY ONE, OR A COMBINATION, OF WHICH COULD MATERIALLY AFFECT THE RESULTS OF THE COMPANY'S OPERATIONS. THESE FACTORS INCLUDE GENERAL ECONOMIC CYCLES AFFECTING CONSUMER SPENDING, WEATHER FACTORS, OPERATING FACTORS AFFECTING CUSTOMER SATISFACTION, CONSUMER DEBT LEVELS, PRICING AND OTHER COMPETITIVE FACTORS, THE ABILITY TO ATTRACT, TRAIN AND RETAIN QUALIFIED EMPLOYEES, THE ABILITY TO IDENTIFY SUITABLE LOCATIONS AND NEGOTIATE FAVORABLE LEASE AGREEMENTS ON NEW AND RELOCATED STORES, THE TIMING AND ACCEPTANCE OF NEW PRODUCTS IN THE STORES, THE MIX OF GOODS SOLD, THE CONTINUED AVAILABILITY OF FAVORABLE CREDIT SOURCES, CAPITAL MARKET CONDITIONS IN GENERAL AND THE SEASONALITY OF THE COMPANY'S BUSINESS. FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY ARE BASED ON KNOWLEDGE OF ITS BUSINESS AND THE ENVIRONMENT IN WHICH IT OPERATES, BUT BECAUSE OF THE FACTORS LISTED ABOVE, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED BY ANY FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE THAT THE ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO OR EFFECTS ON THE COMPANY OR ITS BUSINESS AND OPERATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


                          (FINANCIAL TABLES TO FOLLOW)


                                                                                                       Exhibit 99.1


                                               RESULTS OF OPERATIONS
                                               ---------------------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                              FIRST QUARTER ENDED
                                                          ---------------------------------------------------------
                                                              MARCH 27, 2004                     MARCH 29, 2003
                                                          ----------------------             ----------------------
                                                                                  (UNAUDITED)
                                                                            %                                  %
                                                                        of Sales                           of Sales
                                                                        --------                           --------

Net sales                                                 $330,554       100.0%              $273,760       100.0%
    Cost of merchandise sold                               231,385        70.0                192,963        70.5
                                                          --------       -----               --------       -----
    Gross margin                                            99,169        30.0                 80,797        29.5

Selling, general and administrative expenses                86,891        26.3                 72,138        26.4
Depreciation and amortization                                5,803         1.7                  4,454         1.6
                                                          --------       -----               --------       -----
    Income from operations                                   6,475         2.0                  4,205         1.5
Interest expense, net                                          381         0.1                  1,010         0.4
                                                          --------       -----               --------       -----
    Income before income taxes and cumulative
       effect of accounting change                           6,094         1.9                  3,195         1.1
Income tax expense                                           2,273         0.7                  1,182         0.4
                                                          --------       -----               --------       -----
    Net income before cumulative effect of
       accounting change                                  $  3,821         1.2               $  2,013         0.7
Cumulative effect of accounting change,
    net of tax                                                 --          0.0                 (1,888)        0.7
                                                          --------       -----               --------       -----

Net income                                                $  3,821         1.2%              $    125         0.0%
                                                          ========       =====               ========       =====


Net income per share before cumulative effect of
    accounting change:
    Basic                                                 $   0.10                           $   0.05
                                                          ========                           ========
    Diluted                                               $   0.09                           $   0.05
                                                          ========                           ========

Net income per share:
    Basic                                                 $   0.10                           $   0.00
                                                          ========                           ========
    Diluted                                               $   0.09                           $   0.00
                                                          ========                           ========

Weighted average shares outstanding:
    Basic                                                   37,832                             36,616
    Diluted                                                 41,812                             39,716


                                                BALANCE SHEET
                                                -------------
                                                (IN THOUSANDS)


                                                                            MARCH 27,             MARCH 29,
                                                                              2004                   2003
                                                                           ---------------------------------
                                                                                     (UNAUDITED)
                          ASSETS
Current assets:
    Cash and cash equivalents                                              $   24,066             $   25,227
    Inventories                                                               402,115                366,811
    Prepaid expenses and other current assets                                  31,023                 24,773
    Assets held for sale                                                        3,058                  3,774
    Deferred income taxes                                                       7,467                  7,581
                                                                           ----------             ----------
         Total current assets                                                 467,729                428,166

Property and equipment, net                                                   168,085                125,945
Other assets                                                                    4,175                  3,096
                                                                           ----------             ----------

TOTAL ASSETS                                                               $  639,989             $  557,207
                                                                           ==========             ==========


         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $  231,165             $  208,539
    Accrued expenses                                                           65,821                 50,314
    Current maturities of long-term debt                                          ---                  2,142
    Current portion of capital lease obligations                                  339                    340
    Unrealized loss on interest rate swap                                         ---                  1,136
                                                                           ----------             ----------
         Total current liabilities                                            297,325                262,471

Revolving credit loan                                                          15,961                 55,000
Other long-term debt                                                              ---                  2,859
Capital lease obligations                                                       1,718                  2,078
Deferred income taxes                                                           8,879                  1,584
Other long-term liabilities                                                     5,588                  2,262

Stockholders' equity:
    Common stock                                                                  305                    294
    Additional paid-in capital                                                 73,390                 54,646
    Retained earnings                                                         236,823                176,626
    Accumulated other comprehensive loss                                          ---                   (613)
                                                                           ----------             ----------
         Total stockholders' equity                                           310,518                230,953
                                                                           ----------             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  639,989             $  557,207
                                                                           ==========             ==========
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